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                    ALLIANCE BOND FUND, INC.

                     ARTICLES SUPPLEMENTARY


         ALLIANCE BOND FUND, INC., a Maryland corporation having its principal office in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

         FIRST: The Corporation's Board of Directors has reclassified Fifty Million (50,000,000) unissued shares of Monthly Income Portfolio Common Stock, par value $.001 per share, as Fifty Million (50,000,000) shares of Monthly Income Portfolio Class B Common Stock, par value $.001 per share, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption thereof as hereinafter set forth.

         SECOND: The shares of Monthly Income Portfolio Class B Common Stock as so reclassified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH, Section 3, of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally, and those set forth as follows:

              (1)  The assets belonging to the Monthly
         Income Portfolio Class B Common Stock shall be invested in the same investment portfolio of the Corporation as the assets belonging to the Monthly
         Income Portfolio Common Stock.

              (2)  The dividends and distributions of
         investment income and capital gains with respect to the Monthly Income Portfolio Class B Common Stock shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to the Monthly Income Portfolio Common Stock to reflect differing allocations of the expenses of the Corporation between the holders of the two classes and any resultant differences between the net asset value per share of the two classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation



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         between the Monthly Income Portfolio Common Stock
         and the Monthly Income Portfolio Class B Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order dated January 8, 1990 (Investment Company Act of 1940 Release No. 17295) issued by the Securities and Exchange Commission in connection with the application for exemption filed by Alliance Capital Management L.P., et al., and any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order.

              (3) The proceeds of the redemption of a share of the Monthly Income Portfolio Class B Common Stock (including a fractional share) shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share.

              (4)  The holders of the Monthly Income
         Portfolio Class B Common Stock shall have
         (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Monthly Income Portfolio Class B Common Stock, including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the Monthly Income Portfolio Class B Common Stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Monthly Income Portfolio Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the Monthly Income Portfolio Class B Common Stock.

              (5)(a) Each share of the Monthly Income
         Portfolio Class B Common Stock, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Monthly Income Portfolio Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Monthly Income Portfolio Common Stock on the Conversion Date. The term "Conversion Date" when used herein shall mean either (i) the date that is the first Corporation business day in the month following the month in which the sixth anniversary date of the date of issuance of the share falls, or (ii) any such other date as may be


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         determined by the Board of Directors and set forth
         in the Corporation's prospectus, as such prospectus may be amended from time to time, provided that any such date determined by the Board of Directors shall be a date that will occur prior to the date set forth in clause (i) and any other date theretofore determined by the Board of Directors pursuant to this clause (ii).

              (b)  Each share of Monthly Income Portfolio
         Class B Common Stock purchased through the automatic reinvestment of a dividend or a distribution with respect to the Monthly Income Portfolio Class B Common Stock shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Monthly Income Portfolio Common Stock. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (5)(a) hereof bears to to the total number of shares of the Monthly Income Portfolio Class B Common Stock of the holder on the Conversion Date (immediately prior to conversion) not purchased through the automatic reinvestment of dividends or distributions with respect to the Monthly Income Portfolio Class B Common Stock.

              (c)  The number of shares of the Monthly
         Income Portfolio Common Stock into which a share of the Monthly Income Portfolio Class B Common Stock is converted pursuant to paragraphs (5)(a) and
         (5)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Monthly Income Portfolio Class B Common Stock for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per share of the Monthly Income Portfolio Common Stock for purposes of sales and redemptions thereof on the Conversion Date.



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              (d)  On the Conversion Date, the shares of the
         Monthly Income Portfolio Class B Common Stock converted into shares of the Monthly Income Portfolio Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Monthly Income Portfolio Common Stock into which the shares of Monthly Income Portfolio Class B Common Stock have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates representing shares of the Monthly Income Portfolio Common Stock resulting from the conversion need not be issued until certificates representing shares of the Monthly Income Portfolio Class B Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

         THIRD: The shares aforesaid have been duly reclassified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

         IN WITNESS WHEREOF, Alliance Bond Fund, Inc. has caused these Articles Supplementary to be executed by its President and attested by its Secretary and its corporate seal to be affixed on this 30th day of December, 1992. The
President of the Corporation who signed these Articles
Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that to the best of his knowledge, information and belief the matters and facts relating to approval hereof are true in all material respects.

                             ALLIANCE BOND FUND, INC.


[CORPORATE SEAL]             By:   /s/ David H. Dievler
                                   ____________________
                                     President



Attested: /s/ Edmund P. Bergan, Jr.
          _________________________
                Secretary






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